CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust. Such reference is included in the Statement of Additional Information of the MutualHedge Event Driven Legends Fund and the MutualHedge Equity Long-Short Legends Fund under “Independent Registered Public Accounting Firm”.

                                                                                                                /s/ Briggs, Bunting & Dougherty, LLP

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 15, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust. Such reference is included in the Statement of Additional Information of the Oxford Global Total Return Fund under “Independent Registered Public Accounting Firm”.

                                                                                                             /s/ Briggs, Bunting & Dougherty, LLP

                                                                                                              BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 15, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust. Such reference is included in the Statement of Additional Information of the Oxford Global Total Return Fund under “Independent Registered Public Accounting Firm”.

                                                                                                              /s/ Briggs, Bunting & Dougherty, LLP

                                                                                                              BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 15, 2008